WELLS FARGO & COMPANY 8-K

Exhibit 5.2

Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis Minnesota 55402-3901 Phone +1 612 766 7000 Fax +1 612 766 1600

September 30, 2019

Wells Fargo Finance LLC

375 Park Avenue

New York, New York 10152

Wells Fargo & Company

420 Montgomery Street

San Francisco, California 94104

Ladies and Gentlemen:

We have acted as counsel for Wells Fargo Finance LLC, a Delaware limited liability company (the “Company”), and Wells Fargo & Company, a Delaware corporation (the “Guarantor”), in connection with (i) the preparation of the Registration Statement on Form S-3, as amended, File Nos. 333-221324 and 333-221324-01 (the “Registration Statement”) of the Company and the Guarantor filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of the securities referred to therein; (ii) Pricing Supplement No. 160 dated September 25, 2019 to the Market Measure Supplement dated May 18, 2018 (the “Market Measure Supplement”), the Series A Prospectus Supplement dated May 18, 2018 (the “Series A Prospectus Supplement”) and the Prospectus dated April 5, 2019 (the “Prospectus”), relating to the offer and sale by the Company under the Registration Statement of $242,000 aggregate face amount of Medium-Term Notes, Series A, Principal at Risk Securities Linked to the Lowest Performing of the SPDR® S&P® Oil & Gas Exploration & Production ETF and the VanEck Vectors® Gold Miners ETF due October 4, 2021, fully and unconditionally guaranteed by the Guarantor; (iii) Pricing Supplement No. 163 dated September 25, 2019 to the Market Measure Supplement, the Series A Prospectus Supplement and the Prospectus, relating to the offer and sale by the Company under the Registration Statement of $57,000 aggregate face amount of Medium-Term Notes, Series A, Principal at Risk Securities Linked to the iShares® MSCI Emerging Markets ETF due September 30, 2021, fully and unconditionally guaranteed by the Guarantor; (iv) Pricing Supplement No. 172 dated September 25, 2019 to the Market Measure Supplement, the Series A Prospectus Supplement and the Prospectus, relating to the offer and sale by the Company under the Registration Statement of $4,030,000 aggregate face amount of Medium-Term Notes, Series A, Principal at Risk Securities Linked to the iShares® MSCI Emerging Markets ETF due September 30, 2021, fully and unconditionally guaranteed by the Guarantor; (v) Pricing Supplement No. 173 dated September

Wells Fargo & Company

September 30, 2019

26, 2019 to the Market Measure Supplement, the Series A Prospectus Supplement and the Prospectus, relating to the offer and sale by the Company under the Registration Statement of $5,818,000 aggregate face amount of Medium-Term Notes, Series A, Principal at Risk Securities Linked to the MSCI EAFE Index® due September 30, 2021, fully and unconditionally guaranteed by the Guarantor; (vi) Pricing Supplement No. 174 dated September 23, 2019 to the Market Measure Supplement, the Series A Prospectus Supplement and the Prospectus, relating to the offer and sale by the Company under the Registration Statement of $8,700,000 aggregate face amount of Medium-Term Notes, Series A, Principal at Risk Securities Linked to the S&P 500® Index, fully and unconditionally guaranteed by the Guarantor; and (vii) Pricing Supplement No. 187 dated September 25, 2019 to the Market Measure Supplement, the Series A Prospectus Supplement and the Prospectus, relating to the offer and sale by the Company under the Registration Statement of $500,000 aggregate face amount of Medium-Term Notes, Series A, Principal at Risk Securities Linked to the iShares® MSCI EAFE ETF due September 29, 2022, fully and unconditionally guaranteed by the Guarantor (the Medium-Term Notes described in clauses (ii) – (vii) being herein referred to collectively as the “Notes”). The Notes are to be issued under the Indenture dated as of April 25, 2018 (the “Indenture”) among the Company, the Guarantor and Citibank, N.A., as trustee, and will be fully and unconditionally guaranteed by the Guarantor as and to the extent set forth in the Indenture (the “Guarantee”). The Notes will be sold pursuant to a Terms Agreement dated September 23, 2019 (the “Terms Agreement (September 23)”), a Terms Agreement dated September 25, 2019 (the “Terms Agreement (September 25)”) or a Terms Agreement dated September 26, 2019 (the “Terms Agreement (September 26)”), as applicable, among the Company, the Guarantor and the Agent named therein.

We have examined such documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, we are of the opinion that the Notes and the Guarantee have been duly authorized by the Company or the Guarantor, as applicable, and, when the Notes are duly executed by the Company, authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Agent pursuant to the Terms Agreement (September 23), the Terms Agreement (September 25) or the Terms Agreement (September 26), the Notes and the Guarantee will constitute valid and legally binding obligations of the Company or the Guarantor, as applicable, enforceable against the Company or the Guarantor, as applicable, in accordance with their terms subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, receivership or other laws affecting creditors’ rights generally from time to time in effect and subject to general equity principles including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law) and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside of the United States. As contemplated by the foregoing qualifications, in rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers. Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (i) limit the waiver of rights

Wells Fargo & Company

September 30, 2019

under usury laws; (ii) provide that, in the absence of an effective waiver or consent, a guarantor may be discharged from its guaranty, to the extent the guaranteed obligations are modified or other action or inaction increases the scope of the guarantor’s risk or otherwise detrimentally affects the guarantor’s interests, such as by negligently administering the guaranteed obligations, or releasing the primary obligor from the guaranteed obligations; or (iii) permit a guarantor to revoke a guaranty with respect to guaranteed obligations incurred after the revocation, notwithstanding the absence of an express right of revocation in the document providing for such guaranty.

We have relied as to certain relevant facts upon certificates of, and/or information provided by, officers and employees of the Company and the Guarantor as to the accuracy of such factual matters without independent verification thereof or other investigation. We have also relied, without investigation, upon the following assumptions: (i) natural persons acting on behalf of the Company and the Guarantor have sufficient legal capacity to enter into and perform, on behalf of the Company or the Guarantor, the transaction in question; (ii) each party to agreements or instruments relevant hereto other than the Company and the Guarantor has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreements or instruments enforceable against it; (iii) each party to agreements or instruments relevant hereto other than the Company and the Guarantor has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such agreements or instruments against the Company or the Guarantor; (iv) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; and (v) the Notes and the Guarantee are necessary or convenient to the conduct, promotion or attainment of the business of the Company and the Guarantor.

The opinions expressed herein are limited to the specific issues addressed and to documents and laws existing on the date hereof. By rendering our opinion, we do not undertake to advise you with respect to any other matter or of any change in such documents and laws or in the interpretation thereof which may occur after the date hereof.

Our opinions set forth herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the federal laws of the United States of America, and we are expressing no opinion as to the effect of any other laws.

Wells Fargo & Company

September 30, 2019

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Commission and thereby incorporated by reference into the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ Dawn Holicky Pruitt
Dawn Holicky Pruitt